Exhibit 99.1

Marlin Business Services Corp. Reports Fourth Quarter
and Year End 2005 Earnings

          MOUNT LAUREL, N.J., Feb. 9 /PRNewswire-FirstCall/ -- Marlin Business Services Corp. (Nasdaq: MRLN) today reported net income of $4.4 million for the fourth quarter ended December 31, 2005, compared with net income of $3.6 million for the same period in 2004.  Diluted net income per share was $0.36 for the fourth quarter of 2005, an increase of 16.1% compared with $0.31 for the same period in 2004.  Annualized returns on average assets and equity in the fourth quarter of 2005 were 2.49% and 15.89%, respectively.

          For the year ended December 31, 2005 net income was $16.2 million compared to $13.5 million for the year ended December 31, 2004.  Diluted net income per share for the year ended December 31, 2005 was $1.36, an increase of 18.3% compared to $1.15 per diluted share reported for the year ended December 31, 2004.  Returns on average assets and equity for the year ended December 31, 2005 were 2.57% and 15.96%, respectively.  Results for 2005 include the effects of Hurricane Katrina which negatively impacted net income in the third quarter of 2005 by approximately $753,000, or approximately $0.06 per diluted share, due to increased reserves for possible credit losses.

          “2005 was another solid year of growth,” said Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp.  “Strong asset growth and credit quality led the way and is a reflection of our disciplined operating approach and our strategic focus on delivering quality service to our customers.”

          Highlights for the year and quarter ended December 31, 2005 include:

--	Delinquencies greater than 60 days past due declined to 0.61% of minimum lease payments receivable at December 31, 2005 from 0.72% at September 30, 2005 and 0.78% at December 31, 2004.

--	At December 31, 2005, the allowance for credit losses was 192.3% of leases 60 or more days delinquent compared to 169.7% at September 30, 2005.

--	Net charge-offs were a five year low at 1.74% of average net investment in leases for the year ended December 31, 2005.

--

The Company established its Salt Lake City office to serve as both a  regional lease production office as well as headquarters for Marlin  Business Bank (in organization). The Company filed an application for  an Industrial Bank Charter with the FDIC and the State of Utah  Department of Financial Institutions on October 6, 2005.

Asset Origination

--

Based on initial equipment cost, lease production increased 16.9% to  $318.5 million for the year ended December 31, 2005 compared to $272.3  million for 2004.  Net investment in leases was $572.6 million at  December 31, 2005.

--

Based on initial equipment cost, lease production was $76.5 million  in the fourth quarter of 2005 compared with $79.6 million in the third  quarter of 2005 and $66.8 million in the fourth quarter of 2004.

--

Our end user customer base grew to more than 82,000 at December 31,  2005 compared with 81,000 at September 30, 2005 and 76,000 at December  31, 2004.  The number of active leases in our portfolio was  approximately 103,000 at December 31, 2005.

Credit Quality

--	Net charge-offs were the lowest in five years at 1.74% of average net investment in leases for the year ended December 31, 2005 compared to 1.99% for the full year ended December 31, 2004.

--

Net charge-offs totaled $2.5 million for the quarter ended December  31, 2005 compared with $2.0 million for the third quarter of 2005. On an annualized basis, net charge-offs were 1.81% of average net  investment in leases during the fourth quarter of 2005 compared to 1.46% for the third quarter of 2005.

--

Fourth quarter 2005 charge-offs included $51,000 of leases from areas  most severely impacted by Hurricane Katrina.  In addition to these  charge-offs, during the fourth quarter Marlin restructured  approximately $1.0 million of net investment in leases for customers  in the storm impacted Gulf States Region by extending payment due  dates until early 2006.

--	As of December 31, 2005, 0.61% of our total lease portfolio was 60 or more days delinquent, compared to 0.72% as of September 30, 2005 and 0.78% as of December 31, 2004.

--

Allowance for credit losses was $7.8 million as of December 31, 2005,  compared to $7.9 million as of September 30, 2005. Allowance for  credit losses as a percentage of net investment in leases was 1.39% at December 31, 2005 compared to 1.44% at September 30, 2005. The  allowance for credit losses was increased during the third quarter to  cover possible losses related to Hurricane Katrina.

--	At December 31, 2005, the allowance for credit losses was 192.3% of leases 60 or more days delinquent compared to 169.7% at September 30, 2005.

--	In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

Net Interest and Fee Margin and Cost of Funds

--

The net interest and fee margin was 12.07% as a percentage of average  net investment in leases for the quarter ended December 31, 2005, an  increase of 8 basis points compared to 11.99% for the quarter ended  September 30, 2005.

--	The average implicit yield on new business was 12.87% for the quarter ended December 31, 2005 compared to 12.61% for the quarter ended September 30, 2005.

--	Fee income as a percentage of average net investment in leases was 3.39% for the quarter ended December 31, 2005 compared to 3.15% for the quarter ended September 30, 2005.

--

The average cost of funds as a percentage of net investment in leases  was 4.28% for the quarter ended December 31, 2005.  This was a 9  basis point increase from the 4.19% for the quarter ended September  30, 2005.  In the fourth quarter of 2005, average borrowings outstanding were a higher percentage of average net investment in leases than in the third quarter and consisted entirely of fixed rate term securitizations.

Operating Expenses

--

Salaries and benefits expense was $4.8 million in the fourth quarter  of 2005 compared to $4.6 million in the third quarter. Salaries and  benefits expense was 3.4% as an annualized percentage of average net  investment in leases for both the fourth and third quarters of 2005. Salaries and benefits included $127,000 of expenses in the fourth quarter of 2005 related to Marlin Business Bank (in organization).

--

Other general and administrative expenses were $3.1 million in the fourth quarter of 2005 compared to $3.0 million in the third quarter. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.2% for the fourth quarter  of 2005 compared to 2.3% for the third quarter. We incurred  approximately $108,000 primarily in professional fees associated with  a shelf registration statement filed in the fourth quarter of 2005.

Funding and Liquidity

--	Our debt to equity ratio was 4.59:1 at December 31, 2005 compared to 5.42:1 at September 30, 2005.

--	Capital increased an additional $276,000 through the exercise of employee stock options and the related tax benefits during the fourth quarter of 2005.

--	We raised $177,000 in additional capital from the sale of 9,761 common shares through the Employee Stock Purchase Plan in the fourth quarter of 2005.

--	The Company had $34.5 million in unrestricted cash balances as of December 31, 2005.

Other

--

Beginning in 2006 we will adopt Financial Accounting Standard 123R Share-Based Payments as required. This accounting rule requires the recognition of expense related to the fair value of options issued to employees and others. Had this rule been in effect during 2005 net income per diluted share would have been reduced by $0.03. We  anticipate the adoption of this accounting standard in 2006 will lower net income per diluted share by approximately $0.04 to $0.05.

          Conference Call and Webcast

          We will host a conference call on Friday, February 10, 2006 at 9:00 a.m. EST to discuss our fourth quarter and year end 2005 results.  If you wish to participate, please call (800) 903-0258 approximately 10 minutes in advance of the call time.  The conference ID will be: “Marlin.”  The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com.  An audio replay will also be available on the Investor Relations section of Marlin’s website for approximately 90 days.

          About Marlin Business Services Corp.

          Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses.  The Company’s principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as “small-ticket” leasing (i.e. leasing transactions less than $250,000).  The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003.  In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City.  For more information, visit http://www.marlincorp.com or call toll free at (888) 479-9111.

          Forward-Looking Statements

          This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend,” and similar expressions are generally intended to identify forward- looking statements.  Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements.  More detailed information about these factors is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
(unaudited)

	December 31,

	2005	2004

Assets
Cash and cash equivalents	$34,472	$16,092
Restricted cash	47,786	37,331
Net investment in direct financing leases	572,581	489,678
Property and equipment, net	3,776	3,555
Fair value of cash flow hedges	3,383	618
Other assets	8,991	7,419

Total assets	$670,989	$554,693

Liabilities and Stockholders’ Equity
Revolving and term secured borrowings	$516,849	$434,670
Other liabilities:
Sales and property taxes payable	7,702	4,856
Accounts payable and accrued expenses	8,467	6,707
Deferred income tax liability	25,362	18,110

Total liabilities	558,380	464,343
Stockholders’ equity:
Common Stock, $0.01 par value; 75,000 shares authorized; 11,755 and 11,528 shares issued and outstanding, respectively	117	115
Preferred Stock, $0.01 par value; 5,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	78,781	75,732
Stock subscription receivable	(25)	(54)
Deferred compensation	(1,595)	(1,380)
Other comprehensive income	3,520	374
Retained earnings	31,811	15,563

Total stockholders’ equity	112,609	90,350

Total liabilities and stockholders’ equity	$670,989	$554,693

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations
(dollars in thousands, except share amounts)
 (unaudited)

	Three Months ended December 31,		Year ended December 31,

	2005	2004	2005	2004

Income:
Interest income	$17,979	$15,283	$67,572	$57,707
Fee income	4,699	3,979	17,957	13,461

Interest and fee income	22,678	19,262	85,529	71,168
Interest expense	5,933	4,532	20,835	16,675

Net interest and fee income	16,745	14,730	64,694	54,493
Provision for credit losses	2,426	2,525	10,886	9,953

Net interest and fee income after provision for credit losses	14,319	12,205	53,808	44,540
Insurance and other income	1,131	1,140	4,682	4,383

Operating income	15,450	13,345	58,490	48,923
Salaries and benefits	4,782	4,245	18,173	14,447
General and administrative	3,062	2,537	11,908	10,063
Financing related costs	382	487	1,554	2,055

Income before income taxes	7,224	6,076	26,855	22,358
Income taxes	2,854	2,468	10,607	8,899

Net income	$4,370	$3,608	$16,248	$13,459

Basic earnings per share:	$0.38	$0.32	$1.41	$1.19

Diluted earnings per share:	$0.36	$0.31	$1.36	$1.15

Shares used in computing basic earnings per share:	11,646,864	11,382,509	11,551,589	11,330,132

Shares used in computing diluted earnings per share:	12,075,882	11,760,701	11,986,088	11,729,703

SUPPLEMENTAL QUARTERLY DATA
(dollars in thousands, except share amounts)
(unaudited)

Quarter Ended:	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05

New Asset Production:
# of Sales Reps	100	99	95	113	103
# of Leases	7,518	8,248	8,798	8,142	7,566
Equipment Volume	$66,761	$77,346	$85,007	$79,632	$76,472
Average monthly sources	1,195	1,312	1,361	1,306	1,202
Implicit Yield on New Business	13.71%	12.84%	12.70%	12.61%	12.87%
Net interest and fee margin Interest Income Yield	12.91%	12.82%	12.76%	13.03%	12.96%
Fee Income Yield	3.36%	3.63%	3.57%	3.15%	3.39%

Interest and Fee Income Yield	16.27%	16.45%	16.33%	16.18%	16.35%
Cost of Funds	3.83%	3.67%	3.73%	4.19%	4.28%

Net interest and Fee Margin	12.44%	12.78%	12.60%	11.99%	12.07%

Average Net Investment in Leases	$473,363	$490,293	$513,919	$536,874	$554,705
Portfolio Asset Quality:
60+ Days Past Due Delinquencies	0.78%	0.65%	0.57%	0.72%	0.61%
60+ Days Past Due Delinquencies	$4,453	$3,849	$3,535	$4,656	$4,063
Net Charge-offs	$2,495	$2,426	$2,231	$1,965	$2,513
% on Average Net Investment in Leases Annualized	2.11%	1.98%	1.74%	1.46%	1.81%
Allowance for Credit Losses	$6,062	$6,317	$6,355	$7,900	$7,813
% of 60+ Delinquencies	136.1%	164.1%	179.8%	169.7%	192.3%
90+ Day Delinquencies (Non-earning)	$1,944	$1,529	$1,705	$2,039	$2,017
Balance Sheet
Assets
Investment in Direct Financing Leases	$479,767	$500,766	$526,934	$547,868	$562,039
Initial Direct Costs and Fees	15,973	16,250	16,918	17,902	18,355
Reserve for Credit Losses	(6,062)	(6,316)	(6,355)	(7,900)	(7,813)

Net Investment in Leases	$489,678	$510,700	$537,497	$557,870	$572,581
Cash and Cash Equivalents	16,092	5,997	6,259	51,656	34,472
Restricted Cash	37,331	46,307	44,370	108,294	47,786
Other Assets	11,592	17,550	13,465	15,113	16,150

Total Assets	$554,693	$580,554	$601,591	$732,933	$670,989

Liabilities
Total Debt	$434,670	$446,074	$460,919	$582,611	$516,849
Other Liabilities	29,673	37,529	39,369	42,851	41,531

Total Liabilities	$464,343	$483,603	$500,288	$625,462	$558,380

SUPPLEMENTAL QUARTERLY DATA - continued
(dollars in thousands, except share amounts)
(unaudited)

Quarter Ended:	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05

Stockholders’ Equity Common Stock	$115	$116	$117	$117	$117
Paid-in Capital, net	74,298	74,771	75,853	76,528	77,161
Other Comprehensive Income	374	2,552	1,336	3,386	3,520
Retained Earnings	15,563	19,512	23,997	27,440	31,811

Total Stockholders’ Equity	$90,350	$96,951	$101,303	$107,471	$112,609
Total Liabilities and Stockholders’ Equity	$554,693	$580,554	$601,591	$732,933	$670,989

Capital and Leverage:
Tangible Equity	$90,350	$96,951	$101,303	$107,471	$112,609
Debt to Tangible Equity	4.81	4.60	4.55	5.42	4.59
Expense Ratios:
Salaries and Benefits Expense	$4,249	$4,433	$4,391	$4,567	$4,781
Salaries and Benefits Expense annualized % of Avg. Net Invest.	3.59%	3.62%	3.42%	3.40%	3.45%
Total personnel end of quarter	273	271	277	308	296
General and Administrative Expense	$2,532	$2,826	$2,971	$3,049	$3,062
General and Administrative Expense annualized % of Avg. Net Invest.	2.14%	2.31%	2.31%	2.27%	2.21%
Efficiency Ratio	42.73%	43.10%	42.31%	44.13%	43.87%
Net Income:
Net Income	$3,608	$3,949	$4,484	$3,444	$4,370
Annualized Performance Measures:
Return on Average Assets	2.52%	2.78%	3.03%	2.06%	2.49%
Return on Average Stockholders’ Equity	16.42%	16.87%	18.09%	13.20%	15.89%
Per Share Data:
Number of Shares - Basic	11,420,247	11,451,551	11,508,519	11,608,450	11,646,864
EPS- Basic	$0.32	$0.34	$0.39	$0.30	$0.38
Number of Shares - Diluted	11,798,968	11,842,236	11,912,329	12,048,274	12,075,882
EPS- Diluted	$0.31	$0.33	$0.38	$0.29	$0.36

SOURCE  Marlin Business Services Corp.
          -0-                                                  02/09/2006
          /CONTACT:  Bruce E. Sickel, CFO, Marlin Business Services Corp.,
+1-888-479-9111 ext. 4108/
          /Web site:  http://www.marlincorp.com /
          (MRLN)